Exhibit 20.2
Page 1 of 3

Navistar Financial 1994-A Owner Trust
For the Month of September 1995
Distribution Date of October 16, 1995

Original Pool Amount                  $280,021,471.35

Beginning Pool Balance                $147,253,866.60
Beginning Pool Factor                       0.5258663

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $6,594,448.40
  Interest Collected                    $1,067,814.20

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $121,509.40
Total Additional Deposits                 $121,509.40

Repos/Chargeoffs                          $348,739.12
Aggregate Number of Notes Charged Off              14

Total Available Funds                   $7,783,772.00

Ending Pool Balance                   $140,310,679.08
Ending Pool Factor                          0.5010711

Servicing Fee                             $122,711.56

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                     $9,614,347.03
  Target Percentage                              6.50%
  Target Balance                        $9,120,194.14
  Minimum Balance                       $5,600,429.43
  (Release)/Deposit                      $(494,152.89)
  Ending Balance                        $9,120,194.14

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           1,245,332.40    1,003
    31-60 days                             132,031.07      133
    60+ days                                48,276.62       40

    Total                                1,425,640.09    1,012

  Balances:
    60+ days                               543,026.32       40

Memo Item - Reserve Account

  Prior Month                           $9,571,501.33
  + Invest. Income                          42,845.70
  - Withdrawal                                   0.00
    Beginning Balance                   $9,614,347.03

Exhibit 20.2
Page 2 of 3

Navistar Financial 1994-A Owner Trust
For the Month of September 1995

                                                              NOTES
                                                      CLASS A-1
                                     TOTAL          (MONEY MARKET) CLASS A-2    CERTIFICATES
Original
 Pool Amount Dist.:             $280,021,471.35 $89,606,000.00$180,614,000.00  $9,801,471.35
 Distribution Percentages                              100.00%         95.50%          4.50%
 Turbo Percentages                                     100.00%          0.00%          0.00%
 Coupon                                                 4.531%         5.930%         6.260%

Beginning Pool Balance          $147,253,866.60
Ending Pool Balance             $140,310,679.08
Collected Principal               $6,594,448.40
Collected Interest                $1,067,814.20
Charge-Offs                         $348,739.12
Servicing                           $121,509.40
Liquidation Proceeds/Recoveries     $122,711.56
Cash Transfer from Reserve Account        $0.00
  Total Collections Available
    for Debt Service              $7,661,060.44

Beginning Balance               $141,438,590.87          $0.00$133,841,079.14  $7,597,511.73

Interest Due                        $701,031.69          $0.00    $661,398.00     $39,633.69
Interest Paid                       $701,031.69          $0.00    $661,398.00     $39,633.69
Principal Due                     $6,943,187.52          $0.00  $6,630,744.08    $312,443.44
Principal Paid                    $6,943,187.52          $0.00  $6,630,744.08    $312,443.44
Turbo Principal                           $0.00          $0.00          $0.00          $0.00

Ending Balance                  $134,495,403.35          $0.00$127,210,335.06  $7,285,068.29
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                           0.7043215646   0.7432627235

Total Distributions               $7,644,219.21          $0.00  $7,292,142.08    $352,077.13

Interest Shortfall                        $0.00          $0.00          $0.00          $0.00
Principal Shortfall                       $0.00          $0.00          $0.00          $0.00
 Total Shortfall (required from Reserve)  $0.00          $0.00          $0.00          $0.00

Excess Servicing                     $16,841.23

Beginning Reserve Account Balance $9,614,347.03
(Release)/Draw                     $(494,152.89)
Ending Reserve Account Balance    $9,120,194.14

Memo Item - Advances:
 Servicer Advances - Current Month  $383,630.80
 Total Outstanding Servicer Advances$2,954,766.53

Exhibit 20.2
Page 3 of 3

Navistar Financial 1994-A Owner Trust
For the Month of September 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                  5              4              3              2             1
                               May 1995      June 1995      July 1995       Aug 1995     Sept 1995
Beg. Pool Balance        $175,626,121.20$168,810,661.60$160,120,763.05$153,316,237.82$147,253,866.60


A) Loss Trigger:
Principal of Contracts
  Charged off                $131,502.23     $82,845.14     $25,779.12    $153,645.61    $348,739.12
Recoveries                   $264,905.32    $163,176.89    $146,959.92     $95,841.65    $121,509.40

Total Charged off
  (Months 5,4,3)             $240,126.49
Total Recoveries
  (Months 3,2,1)              364,310.97
Net Loss/(Recoveries)
  for 3 Mos.                $(124,184.48)(a)

Total Balance
  (Months 5,4,3)         $504,557,545.85(b)

Loss Ratio [(a/b)(12)]          (0.2954)%

Trigger:
  Is Ratio> 1.5%                    No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                               $282,668.21    $917,978.42    $543,026.32
  As % of Beginning
    Pool Balance                                              0.17653%       0.59875%       0.36877%
  Three Month Average                                         0.18197%       0.31036%       0.38135%

Trigger:
  Is Average> 2.0%                  No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer